SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2002

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

890 Hillview Court, Suite 300
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 941-2900
(Registrant’s telephone number, including area code)

Item 5:    Other Events.

On September 11, 2002, Crédit Lyonnais, acting on behalf of NetRatings, Inc. (“NetRatings”), filed a simplified all-cash take-over bid with the Conseil des Marchés Financiers (“CMF”) in France under which NetRatings intends to purchase the outstanding shares of NetValue, S.A., a French company traded on the “Nouveau Marché” of the Euronext Paris exchange (“NetValue”), that NetRatings does not already own for a price of 2 Euros per NetValue share. A draft prospectus for the tender offer was concurrently filed with the Commission des Opérations de Bourse (“COB”) in France. In August 2002, NetRatings acquired a majority interest in NetValue from certain of NetValue’s stockholders. The quotation of NetValue shares on the Nouveau Marché market has been suspended since September 11, 2002.

NetRatings and NetValue on September 12, 2002 issued in France a joint press release announcing the submission of the simplified take-over bid to the CMF and the draft prospectus to the COB. A copy of the joint press release translated from the original French into English is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.

(a)  Financial Statements of Businesses Acquired.

Under the SEC rules for Item 7 of current reports on Form 8-K, NetRatings is required to file certain pro forma financial information that reflects the combined operations of NetValue and NetRatings, as well as the historical audited financial statements of NetValue. NetRatings intends to file both such pro forma financial information and the NetValue historical audited financial statements in a current report on Form 8-K that shall be filed no later than October 21, 2002, which is the first business day following the seventy-fifth calendar day after August 5, 2002.

(b)  Pro Forma Financial Information.

Reference is made to Item 7(a) of this Current Report on Form 8-K.

(c)  Exhibits.

Exhibit	Description

99.1	Press release dated September 12, 2002, issued jointly by NetRatings, Inc. and NetValue, S.A.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

By:	/s/ TODD SLOAN
Todd Sloan Chief Financial Office, Executive Vice President, Corporate Development and Secretary (Principal Accounting and Financial Officer)

Date:    September 12, 2002

3

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated September 12, 2002, issued jointly by NetRatings, Inc. and NetValue, S.A.

4